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                                                                    EXHIBIT 10.4

                              COMPUTER MOTION, INC

                             STOCK OPTION AGREEMENT

  TYPE OF OPTION (CHECK ONE):   [ ]   INCENTIVE    [ ]  NONQUALIFIED


         This Stock Option Agreement (the "Agreement") is entered into as of
       , 19__, by and between Computer Motion, Inc., a California corporation (the "Company"), and_______________________________ (the "Optionee") pursuant to the Company's 1997 Stock Incentive Plan (the "Plan").

         1. GRANT OF OPTION. The Company hereby grants to Optionee an option (the "Option") to purchase all or any portion of a total of ___________________ (________________) shares (the "Shares") of the Common Stock of the Company at a purchase price of ________________________($________ ) per share (the "Exercise
Price"), subject to the terms and conditions set forth herein and the provisions of the Plan. If the box marked "Incentive" above is checked, then this Option is intended to qualify as an "incentive stock option" as defined in Section 422 of the Internal Revenue Code of l986, as amended (the "Code"). If this Option fails in whole or in part to qualify as an incentive stock option, or if the box marked "Nonqualified" is checked, then this Option shall to that extent constitute a nonqualified stock option.

         2. VESTING OF OPTION. The right to exercise this Option shall vest in installments, and this Option shall be exercisable from time to time in whole or in part as to any vested installment, as follows:


(_______)                                       This Option shall be
          On or After:                          Exercisable as to:
          ------------                          ------------------
(i)___________________   , 19___:               _____________________ shares

(ii)__________________   , 19___: an additional _____________________ shares

(iii)_________________   , 19___: an additional _____________________ shares

(iv)__________________   , 19___: an additional _____________________ shares


No additional shares shall vest after the date of termination of Optionee's "Continuous Service" (as defined in Section 3 below), but this Option shall continue to be exercisable in accordance with Section 3 hereof with respect to that number of shares that have vested as of the date of termination of Optionee's Continuous Service.

         3. TERM OF OPTION. Optionee's right to exercise this Option shall terminate upon the first to occur of the following:

            (a) the expiration of ____ (___) years from the date of this Agreement;

            (b) the expiration of three (3) months from the date of termination of Optionee's Continuous Service if such termination occurs for any reason other than permanent disability, death or



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voluntary resignation; provided, however, that if Optionee dies during such three-month period the provisions of Section 3(e) below shall apply;

            (c) the expiration of one (1) month from the date of termination of Optionee's Continuous Service if such termination occurs due to voluntary resignation; provided, however, that if Optionee dies during such one-month period the provisions of Section 3(e) below shall apply;

            (d the expiration of one (1) year from the date of termination of Optionee's Continuous Service if such termination is due to permanent disability of the Optionee (as defined in Section 22(e)(3) of the Code);

            (e) the expiration of one (1) year from the date of termination of Optionee's Continuous Service if such termination is due to Optionee's death or if death occurs during either the three-month or one-month period following termination of Optionee's Continuous Service pursuant to Section 3(b) or 3(c) above, as the case may be; or

            (f) upon the consummation of a "Change in Control" (as defined in Section 2.4 of the Plan), unless otherwise provided pursuant to Section 11 below.

         As used herein, the term "Continuous Service" means (i) employment by either the Company or any parent or subsidiary corporation of the Company, or by a corporation or a parent or subsidiary of a corporation issuing or assuming a stock option in a transaction to which Section 424(a) of the Code applies, which is uninterrupted except for vacations, illness (except for permanent disability, as defined in Section 22(e)(3) of the Code), or leaves of absence which are approved in writing by the Company or any of such other employer corporations, if applicable, (ii) service as a member of the Board of Directors of the Company until Optionee resigns, is removed from office, or Optionee's term of office expires and he or she is not reelected, or (iii) so long as Optionee is engaged as a consultant or service provider to the Company or other corporation referred to in clause (i) above.

            4. EXERCISE OF OPTION. On or after the vesting of any portion of this Option in accordance with Sections 2 or 11 hereof, and until termination of the right to exercise this Option in accordance with Section 3 above, the portion of this Option which has vested may be exercised in whole or in part by the Optionee (or, after his or her death, by the person designated in Section 5 below) upon delivery of the following to the Company at its principal executive offices:

            (a) a written notice of exercise which identifies this Agreement and states the number of Shares then being purchased (but no fractional Shares may be purchased);

            (b) a check or cash in the amount of the Exercise Price (or payment of the Exercise Price in such other form of lawful consideration as the Administrator may approve from time to time under the provisions of Section 5.3 of the Plan);

            (c) a check or cash in the amount reasonably requested by the Company to satisfy the Company's withholding obligations under federal, state or other applicable tax laws with respect to the taxable income, if any, recognized by the Optionee in connection with the exercise of this Option (unless the Company and Optionee shall have made other arrangements for deductions or withholding from Optionee's wages, bonus or other compensation payable to Optionee, or by the withholding of Shares issuable upon exercise of this Option or the delivery of Shares owned by the Optionee in accordance with Section 10.1 of the Plan, provided such arrangements satisfy the requirements of applicable tax laws); and



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            (d) a letter, if requested by the Company, in such form and substance as the Company may require, setting forth the investment intent of the Optionee, or person designated in Section 5 below, as the case may be.

            5. DEATH OF OPTIONEE; NO ASSIGNMENT. The rights of the Optionee under this Agreement may not be assigned or transferred except by will or by the laws of descent and distribution, and may be exercised during the lifetime of the Optionee only by such Optionee. Any attempt to sell, pledge, assign, hypothecate, transfer or dispose of this Option in contravention of this Agreement or the Plan shall be void and shall have no effect. If the Optionee's Continuous Service terminates as a result of his or her death, and provided Optionee's rights hereunder shall have vested pursuant to Section 2 hereof, Optionee's legal representative, his or her legatee, or the person who acquired the right to exercise this Option by reason of the death of the Optionee (individually, a "Successor") shall succeed to the Optionee's rights and obligations under this Agreement. After the death of the Optionee, only a Successor may exercise this Option.

            6. REPRESENTATIONS AND WARRANTIES OF OPTIONEE.

            (a) Optionee represents and warrants that this Option is being acquired by Optionee for Optionee's personal account, for investment purposes only, and not with a view to the distribution, resale or other disposition thereof.

            (b) Optionee acknowledges that the Company may issue Shares upon the exercise of the Option without registering such Shares under the Securities Act of l933, as amended (the "Securities Act"), on the basis of certain exemptions from such registration requirement. Accordingly, Optionee agrees that his or her exercise of the Option may be expressly conditioned upon his or her delivery to the Company of an investment certificate including such representations and undertakings as the Company may reasonably require in order to assure the availability of such exemptions, including a representation that Optionee is acquiring the Shares for investment and not with a present intention of selling or otherwise disposing thereof and an agreement by Optionee that the certificates evidencing the Shares may bear a legend indicating such non-registration under the Securities Act and the resulting restrictions on transfer. Optionee acknowledges that, because Shares received upon exercise of an Option may be unregistered, Optionee may be required to hold the Shares indefinitely unless they are subsequently registered for resale under the Securities Act or an exemption from such registration is available.

            (c) Optionee acknowledges receipt of a copy of the Plan and understands that all rights and obligations connected with this Option are set forth in this Agreement and in the Plan.

            7. RIGHT OF FIRST REFUSAL.

            (a) The Shares acquired pursuant to the exercise of this Option may be sold by the Optionee only in compliance with the provisions of this Section 7, and subject in all cases to compliance with the provisions of Section 6(b) hereof. Prior to any intended sale, Optionee shall first give written notice (the "Offer Notice") to the Company specifying (i) his or her bona fide intention to sell or otherwise transfer such Shares, (ii) the name and address of the proposed purchaser(s), (iii) the number of Shares the Optionee proposes to sell (the "Offered Shares"), (iv) the price for which he or she proposes to sell the Offered Shares, and (v) all other material terms and conditions of the proposed sale.



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            (b) Within 30 days after receipt of the Offer Notice, the Company or its nominee(s) may elect to purchase all or any portion of the Offered Shares at the price and on the terms and conditions set forth in the Offer Notice by delivery of written notice (the "Acceptance Notice") to the Optionee specifying the number of Offered Shares that the Company or its nominees elect to purchase. Within 15 days after delivery of the Acceptance Notice to the Optionee, the Company and/or its nominee(s) shall deliver to the Optionee payment of the amount of the purchase price of the Offered Shares to be purchased pursuant to this Section 7, against delivery by the Optionee of a certificate or certificates representing the Offered Shares to be purchased, duly endorsed for transfer to the Company or such nominee(s), as the case may be. Payment shall be made on the same terms as set forth in the Offer Notice or, at the election of the Company or its nominees(s), by check or wire transfer of funds. If the Company and/or its nominee(s) do not elect to purchase all of the Offered
Shares, the Optionee shall be entitled to sell the balance of the Offered Shares to the purchaser(s) named in the Offer Notice at the price specified in the Offer Notice or at a higher price and on the terms and conditions set forth in the Offer Notice; provided, however, that such sale or other transfer must be consummated within 60 days from the date of the Offer Notice and any proposed sale after such 60-day period may be made only by again complying with the procedures set forth in this Section 7.

            (c) The Optionee may transfer all or any portion of the Shares to a trust established for the sole benefit of the Optionee and/or his or her spouse or children without such transfer being subject to the right of first refusal set forth in this Section 7, provided that the Shares so transferred shall remain subject to the terms and conditions of this Agreement and no further transfer of such Shares may be made without complying with the provisions of this Section 7.

            (d) Any Successor of Optionee pursuant to Section 5 hereof, and any transferee of the Shares pursuant to this Section 7, shall hold the Shares subject to the terms and conditions of this Agreement and no further transfer of the Shares may be made without complying with the provisions of this Section 7.

            (e) The provisions of this Section 7 shall not apply to a sale of the Shares to the Company pursuant to Section 8 below.

            (f) The rights provided the Company and its nominee(s) under this
Section 7 shall terminate upon the closing of the initial public offering of shares of the Company's Common Stock pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act.

            8. COMPANY'S REPURCHASE RIGHT.

            (a) The Company shall have the right (but not the obligation) to repurchase (the "Repurchase Right") any or all of the Shares acquired pursuant to the exercise of this Option in the event that the Optionee's Continuous Service (as defined in Section 3 above) should terminate for any reason whatsoever, including without limitation Optionee's death, disability, voluntary resignation or termination by the Company with or without cause. Upon exercise of the Repurchase Right, the Optionee shall be obligated to sell his or her Shares to the Company, as provided in this Section 8. The Repurchase Right may be exercised by the Company at any time during the period commencing on the date of termination of Optionee's Continuous Service and ending sixty (60) days after the last to occur of the following:

                     (i) the termination of Optionee's Continuous Service;



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                     (ii) the expiration of Optionee's right to exercise this
Option pursuant to Section 3 hereof; or

                     (iii) in the event of Optionee's death, receipt by the Company of notice of the identity and address of Optionee's Successor (as defined in Section 5 hereof).

            (b) The purchase price for Shares repurchased hereunder (the "Repurchase Price") shall be the Fair Market Value per share of Common Stock (determined in accordance with Section 2.11 of the Plan) as of the date of termination of Optionee's Continuous Service.

            (c) Written notice of exercise of the Repurchase Right, stating the number of Shares to be repurchased and the Repurchase Price per Share, shall be given by the Company to the Optionee or his or her Successor, as the case may be, during the period specified in Section 8(a) above.

            (d) The Repurchase Price shall be payable, at the option of the Company, by check or by cancellation of all or a portion of any outstanding indebtedness of Optionee to the Company, or by any combination thereof. The Repurchase Price shall be paid without interest within thirty (30) days after delivery of the notice of exercise of the Repurchase Right, against delivery by the Optionee or his or her Successor of a certificate or certificates representing the Shares to be repurchased, duly endorsed for transfer to the Company.

            (e) The rights provided the Company under this Section 8 shall terminate upon the closing of the initial public offering of shares of the Company's Common Stock pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act.

            9. RESTRICTIVE LEGENDS.

            (a) Optionee hereby acknowledges that federal securities laws and the securities laws of the state in which he or she resides may require the placement of certain restrictive legends upon the Shares issued upon exercise of this Option, and Optionee hereby consents to the placing of any such legends upon certificates evidencing the Shares as the Company, or its counsel, may deem necessary or advisable.

            (b) In addition, all stock certificates evidencing the Shares shall be imprinted with a legend substantially as follows:

                  "THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, REPURCHASE RIGHTS AND A RIGHT OF FIRST REFUSAL IN FAVOR OF THE CORPORATION AND/OR ITS NOMINEE(S), AS SET FORTH IN A STOCK OPTION AGREEMENT DATED _________ __, 19__. TRANSFER OF THESE SHARES MAY BE MADE ONLY IN COMPLIANCE WITH THE PROVISIONS OF SAID AGREEMENT, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF SAID CORPORATION. SUCH TRANSFER RESTRICTIONS, REPURCHASE RIGHTS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES."

            10. ADJUSTMENTS UPON CHANGES IN CAPITAL STRUCTURE. In the event that the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or



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exchanged for a different number or kind of shares or other securities of the
Company by reason of a recapitalization, stock split, combination of shares, reclassification, stock dividend or other change in the capital structure of the Company, then appropriate adjustment shall be made by the Administrator to the number of Shares subject to the unexercised portion of this Option and to the Exercise Price per share, in order to preserve, as nearly as practical, but not to increase, the benefits of the Optionee under this Option, in accordance with the provisions of Section 4.2 of the Plan.

            11. CHANGE IN CONTROL. In the event of a Change in Control (as defined in Section 2.4 of the Plan) of the Company, (i) the vesting of this Option pursuant to Section 2 above shall automatically accelerate immediately prior to the consummation of such Change in Control, and (ii) the Administrator in its discretion may take one or more of the following actions: (A) provide for the purchase or exchange of this Option for an amount of cash or other property having a value equal to the difference, or spread, between (x) the value of the cash or other property that the Optionee would have received pursuant to such Change in Control transaction in exchange for the shares issuable upon exercise of this Option had this Option been exercised immediately prior to such Change in Control transaction and (y) the Exercise Price, (B) adjust the terms of this Option in a manner determined by the Administrator to reflect the Change in Control, (C) cause this Option to be assumed, or new rights substituted therefor, by another entity, through the continuance of the Plan and the assumption of this Option, or the substitution for this Option of a new option of comparable value covering shares of a successor corporation, with appropriate adjustments as to the number and kind of shares and Exercise Price, in which event the Plan and this Option, or the new option substituted therefor, shall continue in the manner and under the terms so provided, or (D) make such other provision as the Administrator may consider equitable. If the Administrator does not take any of the forgoing actions, this Option shall terminate upon the consummation of the Change in Control and the Administrator shall cause written notice of the proposed transaction to be given to the Optionee not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction.

            12. NO EMPLOYMENT CONTRACT CREATED. Neither the granting of this Option nor the exercise hereof shall be construed as granting to the Optionee any right with respect to continuance of employment by the Company or any of its subsidiaries. The right of the Company or any of its subsidiaries to terminate at will the Optionee's employment at any time (whether by dismissal, discharge or otherwise), with or without cause, is specifically reserved.

            13. RIGHTS AS SHAREHOLDER. The Optionee (or transferee of this option by will or by the laws of descent and distribution) shall have no rights as a shareholder with respect to any Shares covered by this Option until the date of the issuance of a stock certificate or certificates to him or her for such Shares, notwithstanding the exercise of this Option.

            14. "MARKET STAND-OFF" AGREEMENT. Optionee agrees that, if requested by the Company or the managing underwriter of any proposed public offering of the Company's securities, Optionee will not sell or otherwise transfer or dispose of any Shares held by Optionee without the prior written consent of the Company or such underwriter, as the case may be, during such period of time, not to exceed 180 days following the effective date of the registration statement filed by the Company with respect to such offering, as the Company or the underwriter may specify.

            15. INTERPRETATION. This Option is granted pursuant to the terms of the Plan, and shall in all respects be interpreted in accordance therewith. The Administrator shall interpret and construe this Option and the Plan, and any action, decision, interpretation or determination made in good faith by the Administrator shall be final and binding on the Company and the Optionee. As used in this Agreement, the term "Administrator" shall refer to the committee of the Board of Directors of the Company



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appointed to administer the Plan, and if no such committee has been appointed, the term Administrator shall mean the Board of Directors.

            16. NOTICES. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed given when delivered personally or three (3) days after being deposited in the United States mail, as certified or registered mail, with postage prepaid, and addressed, if to the Company, at its principal place of business, Attention: the Chief Financial Officer, and if to the Optionee, at his or her most recent address as shown in the employment or stock records of the Company.

            17. ANNUAL AND OTHER PERIODIC REPORTS. During the term of this Agreement, the Company will furnish to the Optionee copies of all annual and other periodic financial and informational reports that the Company distributes generally to its shareholders.

            18. GOVERNING LAW. The validity, construction, interpretation, and effect of this Option shall be governed by and determined in accordance with the laws of the State of California.

            19. SEVERABILITY. Should any provision or portion of this Agreement be held to be unenforceable or invalid for any reason, the remaining provisions and portions of this Agreement shall be unaffected by such holding.

            20. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be deemed one instrument.

            21, CALIFORNIA CORPORATE SECURITIES LAW. The sale of the shares that are the subject of this Agreement has not been qualified with the Commissioner of Corporations of the State of California and the issuance of such shares or the payment or receipt of any part of the consideration therefor prior to such qualification is unlawful, unless the sale of such shares is exempt from such qualification by Section 25100, 25102 or 25105 of the California Corporate Securities Law of l968, as amended. The rights of all parties to this Agreement are expressly conditioned upon such qualification being obtained, unless the sale is so exempt.



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            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPUTER MOTION, INC.                                   "OPTIONEE"



By:____________________________                  __________________________
                                                        (Signature)
Name:__________________________

Title:_________________________                  __________________________
                                                     (Type or print name)



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